Exhibit 10.27

                                                                        10/25/95

                               FOURTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THE FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fourth Amendment") is made as of the 30th day of October, 1995 by and among Morgan Products Ltd., a Delaware corporation having its chief executive office at 469 McLaws Circle, Williamsburg, Virginia 23185 ("Borrower"), the lenders who are or who may from time to time become signatories hereto ("Lenders") and Shawmut Capital Corporation, a Connecticut corporation having an office at 200 West Madison Street, Chicago, Illinois 60606 ("SCC") which is the successor-in-interest to Barclays Business Credit, Inc., as agent for the Lenders ("SCC," in such capacity being "Agent").

                                   WITNESSETH:

     WHEREAS, SCC, as Agent and Lender, and Borrower entered into a certain Loan and Security Agreement dated as of July 14, 1994 as amended by (i) a certain First Amendment to Loan and Security Agreement ("First Amendment") dated as of September 30, 1994 by and among Agent, Borrower and the lender signatories thereto, (ii) a certain Second Amendment to Loan and Security Agreement ("Second Amendment") dated as of October 20, 1994 by and among Agent, Borrower and the lender signatories thereto, and (iii) a certain First (sic) Amendment to Loan and Security Agreement dated as of March 29, 1995 by and among Agent, Borrower and the lender signatories thereto. Said Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Loan Agreement"; and

     WHEREAS, Borrower, Lenders and Agent desire to amend and modify certain provisions of the Loan Agreement.

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Lenders and Agent to Borrower, the parties hereto hereby agree as follows:

     1. Definitions. Except as otherwise specifically provided for herein, all capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

     2. Borrowing Base. The definitions of "Borrowing Base" and "Interest Coverage Ratio" contained in Section 1. 1 of the Loan Agreement are hereby deleted and the following are inserted in their stead:

     "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

          (a)  the Maximum Revolving Credit Loan; and

          (b)  an amount equal to:

               (i) eighty-five percent (85%) or such lesser percentage as Agent in its reasonable discretion deems appropriate, of the net amount of Eligible Accounts outstanding at such date;

                    PLUS

               (ii) the lesser of (A) Thirty-Five Million Dollars ($35,000,000) and (B) the Inventory Percentage of the value of Eligible Inventory at such date consisting of raw materials and finished goods, calculated on the basis of the lower of cost or market, as determined by Agent, in its reasonable discretion, on a first-in, first-out ("FIFO") basis;

                    MINUS (subtract from the lesser of clauses
               (a) and (b) above)


          (c) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Agent or Bank and outstanding at such date, plus (B) any amounts which Agent and/or Lenders may then be obligated to pay for the account of Borrower under this Agreement.

   For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which, if granted outside the ordinary course of business as in effect on the Closing Date, may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, all as determined by Agent in the reasonable exercise of its discretion.

          Interest Coverage Ratio - with respect to any fiscal period, the ratio of Borrower's (a) net income before interest, income tax expense, depreciation expense, amortization expense, any gain or loss (in excess of $40,000 within the immediately previous twelve month period) from the sale of assets outside the ordinary course of business and any charge or expense to net income (in an amount not to exceed $13,000,000) in respect to the restructuring of Morgan Manufacturing for or taken within such period to
   (b) Borrower's interest expense for such period."

   3. Capital Expenditures. Section 9.2(L) of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

   "9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless Required Lenders have first consented thereto in writing, it will not:

                                    *   *   *

          (L) Capital Expenditures. Make Capital Expenditures which, in the aggregate, as to Borrower and its Subsidiaries, exceed during any fiscal year of Borrower within the Term hereof the amount set forth opposite such fiscal year in the following schedule:

          Fiscal Year                             Amount

          1995                                    $8,500,000
          1996                                    $7,300,000
          1997 and each succeeding fiscal year    $5,000,000"

                                     *  *  *

   4. Specific Financial Covenants. Section 9.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

   "9.3. Specific Financial Covenants. During the Term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless otherwise consented to by Required Lenders in writing, it shall:

          (A) Minimum Net Worth. Maintain at the end of each fiscal quarter within the term hereof a Tangible Net Worth of not less than the amount shown below for the fiscal quarter corresponding thereto:

          Fiscal Quarter Ending                   Amount

          September 30, 1994                      $46,500,000
          December 31, 1994                       $46,600,000
          March 31, 1995                          $46,200,000
          June 30, 1995                           $46,800,000
          September 30, 1995                      $46,500,000
          December 31, 1995                       $44,200,000
          March 31, 1996                          $42,200,000
          June 30, 1996                           $42,300,000
          September 30, 1996                      $44,600,000
          December 31, 1996                       $43,900,000
          March 31, 1997                          $43,500,000
          June 30, 1997 and the last day
          of each fiscal quarter thereafter       $44,100,000

          (B) Total Liabilities to Tangible Net Worth Ratio. Have at the end of each month within the Term hereof, a ratio of Indebtedness (computed in accordance with GAAP) to Tangible Net Worth equal to or less than the ratio set forth opposite such month in the following schedule:

          Month                                   Ratio

          Each Month within                       1.85 to 1
          Fiscal Year 1994

          Each Month within                       1.50 to 1
          Fiscal Year 1995

          January, February and                   1.50 to 1
          March, 1996

          April, May, June, July                  1.60 to 1
          August, September, October
          and November, 1996

          December, 1996 and each                 1.50 to 1
          month thereafter

          (C) Interest Coverage Ratio. Have at the end of each fiscal quarter of Borrower within the Term hereof, commencing with the fiscal quarter ending September 30, 1994, an Interest Coverage Ratio for the twelve consecutive months then ended equal to or greater than the Interest Coverage Ratio set forth opposite such fiscal quarter in the following schedule:

          Fiscal Quarter Ending              Interest Coverage
                                                  Ratio

          Fiscal Quarters Ending on or Prior      1.30 to 1
          to March 30, 1995
          June 30, 1995                           1.30 to 1
          September 30, 1995                       .90 to 1
          December 31, 1995                       1.00 to 1
          March 31, 1996                           .80 to 1
          June 30, 1996                            .95 to 1
          September 30, 1996                      1.60 to 1
          December 31, 1996                       2.20 to 1
          March 31, 1997                          2.50 to 1
          June 30, 1997 and each                  2.50 to 1
          Fiscal Quarter thereafter

          (D) Minimum Excess Revolving Credit Loan Available. Maintain as of any date within the Term hereof, average Excess Revolving Credit Loan Availability for the date of determination and the immediately previous twenty-nine (29) days of Eight Million Dollars ($8,000,000) or more.

     Agent and Lenders have agreed to waive compliance by Borrower with the covenants contained in Sections 9.3(A) and 9.3(C) for the period ending June 30, 1995. Said waiver does not affect any other covenant or compliance by Borrower with the covenants contained in Section 9.3(A) and 9.3(C) for any other period."

     5. Fee. In order to induce Lenders to enter into this Fourth Amendment, Borrower agrees to pay, on the date hereof, an amendment fee in the amount of One Hundred Thousand Dollars ($100,000). Said fee shall be apportioned among Lenders in accordance with their respective Revolving Credit Percentages.

     6. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

     IN WITNESS "WHEREOF, this Fourth Amendment has been duly executed as of the day and year specified at the beginning hereof.


          MORGAN PRODUCTS LTD., ("Borrower")



          By:  ____________________________
               Name:  Douglas H. MacMillan
               Title: Vice President and Chief Financial Officer


               SHAWMUT CAPITAL CORPORATION ("Agent" and "Lender")


               By:

               Name:     Sandra Evans
               Title:    Vice President


               HARRIS TRUST AND SAVINGS BANK ("Lender")



               By:      ______________________________
                 Name:  _____M. Elizabeth Gilliam_____
                 Title: _____Vice President___________


               BANK OF AMERICA ILLINOIS ("Lender")

               By:      ______________________________
                 Name:  ___Joseph T. Koch_____________
                 Title: ___Sr. Vice President_________